Exhibit 10.52

SORRENTO THERAPEUTICS, INC., BY ITS ACCEPTANCE OF THIS SUBORDINATED PROMISSORY NOTE, CONSENTS TO THE SUBORDINATION PROVIDED HEREIN AND AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE SUBORDINATION PROVISIONS HEREIN.

SUBORDINATED PROMISSORY NOTE

US$35,000,000	February 14, 2022

FOR VALUE RECEIVED, the undersigned, SCILEX PHARMACEUTICALS INC., a Delaware corporation (the “Borrower”), unconditionally promises to pay to SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Lender”), the principal sum of THIRTY-FIVE MILLION U.S. DOLLARS (US$35,000,000) pursuant to the terms hereof. This subordinated promissory note (this “Promissory Note”) has been issued in connection with that certain (a) Irrevocable Standby Letter of Credit with reference number 1, dated September 7, 2018 (the “Standby Letter of Credit”), issued by the Lender, as Issuer, in favor of the Borrower, as Beneficiary and (b) Indenture dated as of September 7, 2018 (“Indenture”) among Borrower, as Issuer, Lender, as Guarantor, and U.S. Bank National Association, as Trustee and as Collateral Agent. Capitalized terms appearing herein without definition are used with the respective meanings ascribed thereto in the Standby Letter of Credit or, if not defined therein, in the Indenture.

The outstanding principal hereof shall be payable at the principal office of the Lender no earlier than eight (8) years from the date hereof, and no prepayments, whether partial or total, shall be made prior to such date. Payment of principal shall be made without set-off or counterclaim in Dollars in same day or immediately available funds. No cash interest shall be due on the outstanding principal amount of this Promissory Note.

The indebtedness evidenced by this Promissory Note is subordinate in right to payment to all Obligations of the Borrower under the Indenture and all renewals, extensions, refinancings or refundings of any such Obligations. Prior to the date on which all Obligations of the Borrower under the Indenture are indefeasibly paid in full in cash, the Borrower shall not make, and the Lender shall not accept, any payment, repayment or prepayment of any principal hereof or any other consideration or thing of value as any payment, repayment or prepayment of principal. The subordination provision contained herein is for the direct benefit of, and may be enforced by, any holder of the Securities and, except as provided herein, may not be terminated, amended or otherwise revoked until the Securities have been indefeasibly repaid in full and the Indenture terminated in accordance with its terms.

The indebtedness evidenced by this Promissory Note shall at no point be secured by any assets of the Borrower.

The proceeds of this Promissory Note shall not be used by the Borrower to pay any dividend or make any other distribution on account of the Borrower’s Equity Interests.

This Promissory Note may not be amended, restated, supplemented or otherwise modified without the prior written consent of the Borrower, the Lender, and the holders or beneficial owners of at least 80% in aggregate principal amount of outstanding Securities.

The undersigned hereby waives presentment for payment, demand, protest and notice of dishonor.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SCILEX PHARMACEUTICALS INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer